                                   Exhibit 5.1



                          KOGAN TAUBMAN & NEVILLE, LLC
                                Attorneys at Law
                             39 Broadway, Suite 2250
                            New York, New York 10006
                       (212) 425-8200 Fax: (212) 482-8104


                                                               November 26, 2001



Max Development, Inc.
15245 Shady Grove Road
Suite 400
Rockville, MD 20851

         Re:      Registration Statement on Form S-8
                  Offering of 300,000 Shares of Common Stock

Gentlemen:

We have acted as counsel to Max Development, Inc., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 300,000 shares of the Company's common stock (the "shares"), to be offered to Gregg Davis ("Consultant") by the Company pursuant to a Consulting Agreement dated November 16, 2001 between the Company and Istanbul, Inc. (the "Consulting Agreement").

A registration statement on Form S-8 is being filed herewith. In connection with rendering this opinion, we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Articles of Incorporation and By-laws of the Company, (ii) the Consulting Agreement and related matters, and (iii) such other agreements and instruments relating to the Company as we deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, we have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as we have deemed necessary for the opinion expressed herein, and we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering our opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us are true, correct and complete copies of the originals thereof.

Based upon the foregoing, we are of the opinion that the Common Stock to be issued and sold by the Company as described in the Registration Statement has been duly authorized for issuance and sale and when issued by the Company against payment of the consideration therefor pursuant to the terms of the Consulting Agreement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                 Very truly yours,

                                                 Kogan & Taubman, L.L.C.


                                                 By: /s/ Louis E. Taubman
                                                    --------------------------
                                                    Louis E. Taubman